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                                                                     EXHBIT 10.5


                             SERVICE EXPERTS, INC.
                     1997 NONQUALIFIED STOCK PURCHASE PLAN

                             EFFECTIVE JULY 1, 1997


         Service Experts, Inc., a Delaware corporation, hereby adopts the Service Experts, Inc. Nonqualified Stock Purchase Plan (the "Plan") for the benefit of its eligible employees and eligible employees of its subsidiaries, effective July 1, 1997. The purpose of this Plan is to provide an opportunity for eligible employees to share in the growth and prosperity of the Sponsoring Employer (as defined in Section 1.16) and its subsidiaries by acquiring a proprietary interest in the Sponsoring Employer through acquisition of shares of the Sponsoring Employer's common stock. This Plan is not intended to qualify as an "employee stock purchase plan" within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended (the "Code").

         Participation in this Plan is generally limited to individuals who were not employed by an Employer on January 1st of a calendar year and, accordingly, were not eligible to receive an option under the Service Experts, Inc. 1996 Employee Stock Purchase Plan (the "ESPP"). It is expected that an individual will be able to participate in this Plan only in the first year of employment as a bridge to the date that he is eligible to participate in the ESPP. The Sponsoring Employer intends for this Plan to enhance broad-based participation by employees in the purchase of common stock.


                                   ARTICLE I
                                  DEFINITIONS

         As used herein, the following words and phrases shall have the meanings specified below, unless a different meaning is plainly required by the context:

         1.1 "Board of Directors" shall mean the Board of Directors of Service Experts, Inc.

         1.2 The "Committee" shall mean the Compensation Committee of the Sponsoring Employer's Board of Directors.

         1.3 "Continuous Service" shall mean the number of full years and completed months of continuous employment with an Employer calculated from an Employee's last hire date to the Employee's date of severance of employment for any reason. Continuous Service shall not be broken and shall be credited for absences due to vacation, temporary sickness or injury, other paid leaves of absence authorized by an Employer, and leaves of absence which would not cause an individual to cease to be an Employee.




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         1.4 "Contribution Account" shall mean the account recorded on the records of the Sponsoring Employer established on behalf of a Member to which the amount of the Member's contributions made pursuant to Article IV shall be credited.

         1.5 "Eligible Employee" shall mean an individual who is (i) treated as an employee by an Employer and is first employed after January 1 and prior to July 1 in a calendar year, and (ii) ineligible to receive an option to purchase stock under the Service Experts, Inc. 1996 Employee Stock Purchase Plan.

         1.6 "Employer" shall mean the Sponsoring Employer, its successors, any future parent (as defined in Section 424(e) of the Code) and each current or future subsidiary (as defined in Section 424(f) of the Code).

         1.7 "Exercise Date" shall mean December 31st of each calendar year.

         1.8 "Grant Date" shall mean July 1st of each calendar year.

         1.9 "Issue Price" shall mean the purchase price of the Sponsoring Employer Stock to be charged to participating Members on the Exercise Date, as determined under Section 5.2.

         1.10 "Market Price" shall mean the last reported sale price for the day upon which the Market Price is to be determined or, if there are no sales on such date, the last reported sale price for the most recent day preceding such date, in either case as reported on The New York Stock Exchange or, if Sponsoring Employer Stock is not traded on the New York Stock Exchange, the exchange on which the Sponsoring Employer Stock is traded or, if Sponsoring Employer Stock is not traded on an exchange, the automated interdealer quotation system sponsored by a registered national securities association on which the Sponsoring Employer Stock is quoted. Notwithstanding the foregoing, if there shall be any material alteration in the present system of reporting sale prices of the Sponsoring Employer Stock, or if the Sponsoring Employer Stock shall no longer be quoted on an automated interdealer quotation system sponsored by a registered national securities association or listed on a national securities exchange, the Market Price of the Sponsoring Employer Stock as of a particular date shall be determined in good faith by the Committee.

         1.11 "Member" shall mean any Employee of an Employer who has met the conditions and provisions for becoming a Member as provided in Article III.

         1.12 "Member's Contribution Rate" shall be an exact number of dollars elected by the Member to be contributed by regular payroll deductions to his Contribution Account as outlined in Section 4.1.




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         1.13 "Normal Pay" for purposes of determining the number of shares that can be obtained in any Option Period shall be gross wages paid to Employees in the Option Period, other than "executive bonuses."

         1.14 "Option Period" shall mean the six-month period following each Grant Date and ending with the Exercise Date.

         1.15 "Plan" shall mean the Service Experts, Inc. Nonqualified Stock Purchase Plan as set forth herein and all subsequent amendments hereto.

         1.16 "Sponsoring Employer" shall mean Service Experts, Inc., a Delaware corporation, or its successors, the Plan sponsor for all purposes.

         1.17 "Sponsoring Employer Stock" shall mean, subject to adjustment as provided in Article X, those shares of the Sponsoring Employer's Common Stock, $.01 par value per share, which pursuant to Article II are reserved for issuance upon the exercise of the options granted under this Plan.


                                   ARTICLE II
                               ISSUANCE OF STOCK

         The Sponsoring Employer hereby reserves 100,000 shares of Sponsoring Employer Stock for issuance upon the exercise of the options granted hereunder; provided, that the class and aggregate number of shares which may be issued upon exercise of options granted hereunder shall be subject to adjustment in accordance with the provisions of Article X. These shares may be authorized and unissued shares, issued shares held in or acquired for the treasury of the Sponsoring Employer, or shares of stock reacquired by the Sponsoring Employer upon purchase in the open market or otherwise.


                                  ARTICLE III
                                  ELIGIBILITY

         3.1 Every Eligible Employee whose customary employment with an Employer on the Effective Date is at least 20 hours per week and more than five months in a calendar year shall be eligible to participate in the Plan. The right to participate shall expire at the time that the Eligible Employee is granted an option under the Service Experts, Inc. 1996 Employee Stock Purchase Plan.

         3.2 Upon becoming a Member, the Employee shall be bound by the terms of this Plan, including any amendments thereto. Each Employee who becomes eligible to participate shall be furnished a summary of the Plan and a form for election to


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participate.  Each Employee electing to participate shall complete such form and file it with the Employer no later than 15 days following the Grant Date. The completed request for participation shall indicate the amount of the Member's Contribution Rate authorized by the Member in accordance with Section
4.1. The member's written election to participate shall expire on the Exercise Date.


                                   ARTICLE IV
                                 CONTRIBUTIONS

         4.1 In order to participate in this Plan and exercise any option granted hereunder, a Member must file with the Employer an election to participate in accordance with Section 3.2 and must authorize his Employer to deduct through a payroll deduction an exact number of dollars or percentage of Normal Pay (in whole percentages) on each payroll date, but not less than $10 per month, such being the Member's "Contribution Rate." Such authorization shall be in writing and on such forms as are provided by the Committee. Payroll deductions shall begin as of the first pay period on or after a Grant Date during each Option Period. For all purposes of this Plan, a Member's contributions shall be allocated to and deemed a part of the Member's Contribution Account. Member contributions will not be permitted to begin at any time other than the first pay period on or after a Grant Date during an Option Period. The Employers shall transfer all withheld amounts to the Sponsoring Employer which may use such amounts for any valid corporate purposes. No interest shall accrue or be paid on any amounts withheld under this Plan.

         4.2 A Member may elect to discontinue his or her contributions hereunder at any time during the Option Period by providing written notice to the Employer on such forms as are provided by the Committee. Such discontinuance shall become effective not more than 30 days following receipt of the written notice by the Employer.

         4.3 A Member may elect to withdraw any or all of their contributions at any time during the Option Period by providing written notice to the Employer on such forms as are provided by the Committee. If contributions are withdrawn during the Option Period, however, no further contributions will be permitted during that Option Period.


                                   ARTICLE V
                                GRANT OF OPTIONS

         5.1 Every Employee who is otherwise eligible to become a Member hereunder shall, on the Grant Date of each Option Period and without further action of the Committee, be granted an option to purchase a number of whole shares of Sponsoring Employer Stock that, in the aggregate, has an Issue Price that is not more than ten percent of such Employee's Normal Pay during the Option Period; provided, however,



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that the options granted hereunder are limited so that the total Market Price of Sponsoring Employer Stock that can be purchased under such options does not exceed $25,000 (determined on the date that options are granted) during any one calendar year. Options granted under this Plan shall be subject to such amendments or modifications as the Sponsoring Employer shall deem necessary to comply with any applicable law or regulation, and shall contain such other provisions as the Sponsoring Employer shall from time to time approve and deem necessary. Options not exercised pursuant to Section 6.1 shall terminate at 11:59 p.m. (Eastern Time) on the Exercise Date. In the event an outstanding option shall for any reason expire, the shares of Sponsoring Employer Stock allocable to the unexercised portion of such option may again be subject to option under the Plan.

         5.2 The Issue Price of the Sponsoring Employer Stock under this Plan shall, with respect to each Option Period, be equal to the lesser of: (i) 85% of the Market Price on the applicable Exercise Date; or (ii) 85% of the Market Price on the applicable Grant Date.


                                   ARTICLE VI
                              EXERCISE OF OPTIONS

         6.1 On each Exercise Date, the Member's Contribution Account shall be used to purchase the maximum number of whole shares of Sponsoring Employer Stock determined by dividing the Issue Price into the balance of the Member's Contribution Account (subject to the limitations set forth in Section 5.1). Any money remaining in a Member's Contribution Account after the Exercise Date which was not used to exercise the Member's option shall be returned to the Member.

         6.2 If the total number of shares to be purchased under option by all Members exceeds the number of shares authorized under Article II of this Plan, a pro-rata allocation of the available shares will be made among all Members authorizing such payroll deductions based on the amount of their respective payroll deductions through the Exercise Date.

         6.3 The certificates for Sponsoring Employer Stock purchased through the exercise of the option granted hereunder shall be issued as soon as practicable after the Exercise Date.




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                                  ARTICLE VII
                           TERMINATION OF EMPLOYMENT

         7.1 Any Employee whose employment with all Employers is terminated for any reason, except death or retirement, during the Option Period shall cease being a Member immediately. The balance of the Member's Contribution Account shall be paid to such Member, or to such Member's legal representative, as soon as practicable after such Member's termination. Any right to purchase Sponsoring Employer Stock under the option granted to such Member by participation in this Plan shall be deemed null and void.

         7.2 If a Member dies or retires for reasons of age or disability during an Option Period, no further contributions on behalf of the Member shall be accepted under the Plan. If such termination of employment with all Employers is more than three months prior to the Exercise Date during such Option Period, the Committee will direct that the balance of the Member's Contribution Account be paid to the Member (or his personal representative if deceased) as soon as administratively feasible. However, if such termination of employment occurs not more than three months prior to the Exercise Date during such Option Period, the balance accumulated in the Member's Contribution Account shall be used to purchase Sponsoring Employer Stock in accordance with Article VI, unless the Member (or his personal representative) notifies the Committee in writing of his election to withdraw the balance of his Contribution Account prior to the Exercise Date.


                                  ARTICLE VIII
                              DISPOSITION OF STOCK

         If a Member or former Member disposes of any shares of Sponsoring Employer Stock obtained under this Plan (i) prior to two years after the Grant Date of such share, or (ii) prior to one year after the Exercise Date of such share, that Member or former Member must notify the Committee immediately of such disposition in writing. All dispositions of Sponsoring Employer Stock shall be made in compliance with applicable federal and state securities laws.

                                   ARTICLE IX
                                 ADMINISTRATION

         The Plan shall be administered by the Committee. Meetings shall be held at such times and places as shall be determined by the Committee. A majority of the members of the Committee shall constitute a quorum for the transaction of business, and the vote of a majority of those members present at any meeting shall decide any question brought under the Plan. No member of the Committee shall be liable for any act or omission of any other member of the Committee or for any act or omission on his own



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part related to the Plan, including but not limited to the exercise of any power or discretion given to him under the Plan, except those resulting from his own gross negligence or willful misconduct. All questions of interpretation and application of the Plan, or of options granted hereunder, shall be subject to the determination, which shall be final and binding, of a majority of the whole Committee.


                                   ARTICLE X
                     CHANGES IN COMPANY'S CAPITAL STRUCTURE

         10.1 The existence of this Plan shall not affect in any way the right or power of the Sponsoring Employer or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Sponsoring Employer's capital structure or its business, or any merger or consolidation of the Sponsoring Employer, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Sponsoring Employer Stock or rights thereof, or the dissolution or liquidation of the Sponsoring Employer, or any sale or transfer of all or part of its assets or business, or any other corporate act or proceeding, whether of similar character or otherwise.

         10.2 In the event of a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend or other increase or decrease of the number of shares of the Sponsoring Employer's Stock outstanding without receiving compensation in money, services, or property, then the class of shares of the Sponsoring Employer's Stock set forth in Section 1.17 of the Plan, the number of shares of stock reserved pursuant to Article II, and the number of options granted a Member shall be appropriately adjusted as determined by the Committee. The Committee's determination shall be final, binding, and conclusive.

         10.3 Subject to any required action by the stockholders, if the Sponsoring Employer is the surviving corporation in any merger or consolidation, each outstanding option shall pertain to and apply to the securities to which a holder of the number of shares of Sponsoring Employer Stock subject to the option would have been entitled. Unless adopted by the surviving corporation, a dissolution or liquidation of the Sponsoring Employer or a merger or consolidation in which the Sponsoring Employer is not the surviving corporation, shall cause each outstanding option to terminate; provided that the Committee in its sole discretion, immediately prior to such dissolution or liquidation, or merger or consolidation in which the Corporation is not the surviving corporation, may direct that the Option Period end on a date immediately prior to the effective date of such event.



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                                   ARTICLE XI
                                 MISCELLANEOUS

         11.1 Each Member, former Member, or any other person who shall claim a right or benefit under this Plan, shall be entitled only to look to such Member's Employer for such benefit.

         11.2 The Board of Directors may at any time or from time to time amend the Plan in any respect. The Sponsoring Employer may terminate the Plan at any time. If the Plan is terminated, the date of termination shall be treated as the Exercise Date and all funds in a Member's Contribution Account not expended to purchase Sponsoring Employer Stock shall be refunded to the Member.

         11.3 The Employers will pay all expenses that may arise in connection with the administration of this Plan.

         11.4 Any headings or subheadings in this Plan are inserted for convenience of reference only and are to be disregarded in the construction of any provisions hereof. All references in this Plan to Articles and Sections are to Articles and Sections of this Plan unless specified otherwise.

         11.5 This Plan shall be construed in accordance with the internal laws of the state of incorporation of the Sponsoring Employer to the extent federal law does not supersede and preempt such law.

         11.6 A misstatement in the age, length of Continuous Service, date of employment or any other such matter shall be corrected when it becomes known that any such misstatement of fact has occurred.

         11.7 The option to purchase Sponsoring Employer Stock arising by participation in this Plan is not transferable by a Member other than by will or the laws of descent and distribution and is exercisable during his lifetime only by him.

         11.8 This Plan will not be deemed to constitute a contract between an Employer and any Member or to be in consideration of or an inducement for the employment of any Member or Employee. Nothing contained in this Plan shall be deemed to give any Member or Employee the right to be retained in the service of an Employer or to interfere with the right of an Employer to discharge any Member or Employee at any time regardless of the effect which such discharge shall have upon him as a Member of the Plan.

         11.9 No liability whatsoever shall attach to or be incurred by any past, present or future stockholders, officers, or directors, as such, of an Employer, under or by reason of any of the terms, conditions, or agreements contained in this Plan or implied



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therefrom, and any and all liabilities of, and any and all rights and claims against an Employer, or any stockholder, officer, or director, as such, whether arising at common law or in equity or created by statute or constitution or otherwise, pertaining to this Plan, are hereby expressly waived and released by every Member, as a part of the consideration for any benefits provided by the Employers under this Plan.

         11.10 With respect to administration of the Plan, the Sponsoring Employer shall indemnify each present and future member of the Committee and the Board of Directors against, and each member of the Committee and the Board of Directors shall be entitled without further act on his or her part to indemnity from the Sponsoring Employer, for all expenses (including the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Sponsoring Employer itself) reasonably incurred by him or her in connection with or arising out of any action, suit or proceeding in which he or she may be involved by reason of his or her being or having been a member of the Committee and the Board of Directors, whether or not he or she continues to be such a member of the Committee and the Board of Directors at the time of incurring such expenses; provided, however, that such indemnity shall not include any expenses incurred by any such member of the Committee and the Board of Directors (a) in respect of matters as to which he shall be finally adjudged in any such action, suit, or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his or her duty as such a member of the Committee and the Board of Directors, or (b) in respect of any matter in which any settlement is effected, to an amount in excess of the amount approved by the Sponsoring Employer on the advice of its legal counsel; and provided further, that no right of indemnification under the provisions set forth herein shall be available to or enforceable by any such member of the Committee and the Board of Directors unless, within 60 days after institution of any such action, suit, or proceeding, he or she shall have offered the Sponsoring Employer, in writing, the opportunity to handle and defend same at its own expense. The foregoing right of indemnification shall inure to the benefit of the heirs, executors, or administrators of each such member of the Committee and the Board of Directors and shall be in addition to all other rights to which such member of the Committee and the Board of Directors may be entitled as a matter of law, contract, or otherwise.

         11.11 The Sponsoring Employer's obligation to sell and deliver stock under the Plan is at all times subject to all approvals of any governmental authorities required in connection with the authorization, issuance, offer, sale, or delivery of such stock and compliance with applicable state and federal securities laws.

         11.12 Whenever any notice is required or permitted hereunder, such notice must be in writing and personally delivered or sent by mail. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered on the date which it is personally delivered, or, whether actually received or not, on the third business day after it is deposited in the United States mail, certified or registered, postage prepaid,




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addressed to the person who is to receive it at the address which such person has theretofore specified by written notice delivered in accordance herewith. Notwithstanding any of the foregoing, any notice required or permitted to be given by or on behalf of a Member under Section 7.2 or Article IV hereof, shall only be effective as of the date of its actual receipt. Any party may change, at any time and from time to time, by written notice to the other, the address which it, he, or she had theretofore specified for receiving notices. Until changed in accordance herewith, the Sponsoring Employer shall be entitled to use the address of a Member in the Employer's records. Any person entitled to notice hereunder may waive such notice.

         11.13 Any words herein used in the masculine shall be read and construed in the feminine where they would so apply. Words in the singular shall be read and construed as though in the plural in all cases where they would so apply.

         11.14 This Plan is intended to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and to the extent necessary or appropriate shall be interpreted to comply with such Rule 16b-3.







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